As filed with the Securities and Exchange Commission on August 9, 2016
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________________

8x8, Inc.
(Exact Name of Registrant as Specified in Its Charter)

___________________________

Delaware	77-0142404
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification No.)

2125 O'Nel Drive
San Jose, CA 95131
___________________________
(Address of Principal Executive Offices) (Zip Code)

8x8, Inc. Amended and Restated 2012 Equity Incentive Plan
_______________________________
(Full Title of the Plan)

Vikram Verma
Chief Executive Officer
8x8, Inc.
2125 O'Nel Drive
San Jose, CA 95131
___________________________
(Name and Address of Agent For Service)

(408) 727-1885
___________________________
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.001 per share
To be issued under the 8x8, Inc. Amended and Restated 2012 Equity Incentive Plan	4,500,000	$13.56	$61,020,000	$6,144.71
TOTAL:	4,500,000		$61,020,000	$6,144.71

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of shares of common stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.
(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act. The maximum fee is calculated pursuant to Section 6(b) of the Securities Act.

INFORMATION REQUIRED PURSUANT

TO GENERAL INSTRUCTION E TO FORM S-8

This Registration Statement on Form S-8 (the "Registration Statement") is filed by the Registrant to register an additional 4,500,000 shares of Common Stock (the "Additional Shares") which may be awarded under the Registrant's 2012 Equity Incentive Plan, as amended (the "2012 Stock Plan") pursuant to an amendment to the 2012 Stock Plan authorized by the stockholders of the Registrant on July 22, 2016. This Registration Statement relates to the registration of additional securities of the same class as other securities for which registration statements are effective relating to the 2012 Stock Plan. Pursuant to General Instruction E of Form S-8, this Registration Statement also incorporates by reference the Registrant's registration statement on Form S-8 (File No. 333-183597), filed on August 28, 2012, relating to the registration of an aggregate of 4,100,000 shares of Common Stock issuable under the 2012 Stock Plan, and Form S-8 (File No. 333-198012), filed on August 8, 2014, relating to the registration of an aggregate of 6,800,000 shares of Common Stock issuable under the 2012 Stock Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the registrant with the SEC are hereby incorporated by reference in this registration statement:

1. The registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2016, filed with the SEC on May 31, 2016;

2. The registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2016, filed with the SEC on July 29, 2016;

3. The registrant's Current Report on Form 8-K, dated July 24, 2016, filed with the SEC on July 27, 2016;

4. The registrant's amended Annual Report on Form 10-K for the fiscal year ended March 31, 2016, filed with the SEC on August 1, 2016; and

5. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since March 31, 2016.

In addition, all documents filed by the registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, are deemed to be incorporated by reference in this registration statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in this registration statement or in a document incorporated by reference shall be deemed modified or superseded to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 8. Exhibits.

See Exhibit Index which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, state of California, on the 9th day of August 2016.

8x8, INC.

By: /s/ Vikram Verma
Vikram Verma
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Vikram Verma and Mary Ellen Genovese, and each one of them, acting individually and without the other, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ VIKRAM VERMA	Chief Executive Officer	August 9, 2016
Vikram Verma	(Principal Executive Officer)

/s/ BRYAN R. MARTIN	Chairman and Chief Technology Officer	August 9, 2016
Bryan R. Martin

/s/ MARY ELLEN GENOVESE	Chief Financial Officer and Secretary	August 9, 2016
Mary Ellen Genovese	(Principal Financial and Accounting Officer)

/s/ GUY L. HECKER, JR.	Director	August 9, 2016
Guy L. Hecker, Jr.

/s/ ERIC SALZMAN	Director	August 9, 2016
Eric Salzman

/s/ IAN POTTER	Director	August 9, 2016
Ian Potter

/s/ JASWINDER PAL SINGH	Director	August 9, 2016
Jaswinder Pal Singh

/s/ VLADIMIR JACIMOVIC	Director	August 9, 2016
Vladimir Jacimovic

EXHIBIT INDEX

Exhibit	Description
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP
10.19	8x8, Inc. Amended and Restated 2012 Equity Incentive Plan
10.20(1)	Form of Stock Option Agreement under the Amended and Restated 2012 Equity Incentive Plan
10.21(2)	Form of Notice of Grant of Restricted Stock Unit Award and Agreement under the Amended and Restated 2012 Equity Incentive Plan
23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1)
23.2	Consent of Independent Registered Public Accounting Firm
24.1	Power of Attorney (included in signature pages to this registration statement)

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(1) Incorporated by reference to Exhibit 10.20 to the Registrant's Form S-8 filed with the SEC on August 28, 2012 (File No. 333-183597).
(2) Incorporated by reference to Exhibit 10.21 to the Registrant's Form S-8 filed with the SEC on August 28, 2012 (File No. 333-183597).